UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2016 (May 4, 2016)

TRIANGLE PETROLEUM CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34945	98-0430762
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	file number)	Identification No.)

1200 17th Street, Suite 2500, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 260-7125

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Agreements with Dominic Spencer and Douglas Griggs

On May 4, 2016, Triangle Petroleum Corporation (the “Company”) entered into a Special Compensation Arrangement (the “Compensation Arrangement”) with each of Dominic Spencer, the Company’s Chief Operating Officer, and Douglas Griggs, the Company’s Chief Accounting Officer and acting principal financial officer.  Pursuant to the Compensation Arrangements, annual base salaries are set at $450,000 for Mr. Spencer and $400,000 for Mr. Griggs, with annual incentive bonus opportunities of up to 100% and 75% of base salary, respectively.  $225,000 of Mr. Spencer’s annual incentive bonus is guaranteed and payable upon execution of his Compensation Arrangement.  A cash retention bonus ($1,000,000 in the case of Mr. Spencer and $500,000 in the case of Mr. Griggs) is likewise payable upon execution of the respective Compensation Arrangement.  The bonus payments, which are intended to secure Mr. Spencer’s and Mr. Griggs’ services while the Company continues to explore and evaluate strategic alternatives, are repayable by the applicable executive on a pro-rata basis if his employment is terminated by the Company with “cause” or by the executive without “good reason” before the earlier of the first anniversary of the effective date of the Compensation Arrangement or the consummation of certain reorganization events affecting the Company’s business.

The foregoing description of each Compensation Arrangement is a summary only and is qualified in its entirety by reference to the full text of each Compensation Arrangement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Agreement with Jonathan Samuels

On May 4, 2016, the Company entered into a Fourth Amended and Restated Employment Agreement (the “Employment Agreement”) with Jonathan Samuels, the Company’s President and Chief Executive Officer.  The Employment Agreement amended Mr. Samuels’ existing employment agreement to, among other things, set his annual base salary at $850,000, establish a one-year term (rather than automatic one-year renewals), guarantee and pay $1,000,000 of his annual incentive bonus opportunity (which is set at 200% of base salary) upon execution of the Employment Agreement, and pay a cash retention bonus of $1,500,000 upon execution of the Employment Agreement. The bonus payments, which are intended to secure Mr. Samuels’ services while the Company continues to explore and evaluate strategic alternatives, are repayable by Mr. Samuels on a pro-rata basis if his employment is terminated by the Company with “cause” or by Mr. Samuels without “good reason” before the earlier of the first anniversary of the effective date of the Employment Agreement or the consummation of certain reorganization events affecting the Company’s business. Upon a qualifying termination of employment (a termination by the Company without “cause” or by Mr. Samuels for “good reason”), Mr. Samuels would receive continued base salary and benefits for 21 months.  Such severance is also payable if the Company declines to offer a renewal of the Employment

Agreement upon its expiration on economically equivalent terms (determined without regard to the bonus prepayment amounts described above).

The foregoing description of the Employment Agreement is a summary only and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Special Compensation Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Dominic Spencer.
Exhibit 10.2	Special Compensation Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Douglas Griggs.
Exhibit 10.3	Fourth Amended and Restated Employment Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Jonathan Samuels.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2016	TRIANGLE PETROLEUM CORPORATION

	By:	/s/ Jonathan Samuels
Jonathan Samuels
President and CEO

Index to Exhibits

Exhibit

Number	Description
Exhibit 10.1	Special Compensation Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Dominic Spencer.
Exhibit 10.2	Special Compensation Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Douglas Griggs.
Exhibit 10.3	Fourth Amended and Restated Employment Agreement, dated May 4, 2016, between Triangle Petroleum Corporation and Jonathan Samuels.